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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 23, 2004

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                      CHINA ENERGY SAVINGS TECHNOLOGY, INC.
               (Exact name of registrant as specified in charter)

            NEVADA                     000-31047                 86-0995730
(State or other jurisdiction of   (Commission File No.)        (IRS Employee
 incorporation or organization)                              Identification No.)

                        22/F Morrison Commercial Building
                              31 Morrison Hill Road
                            WanChai, Hong Kong, China
                    (Address of Principal Executive Offices)

                                  852-2891-3130
                            (Issuer Telephone Number)

                                Rim Holdings Inc.
                                  (Former Name)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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FORWARD LOOKING STATEMENTS

     This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

     Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The following discussion is provided solely for the purpose of correcting an error in Registrant's Amendment No. 1 to the Current Report on Form 8-K filed with the commission on August 20, 2004 (the "Prior Report").

In the discussion under Item 2 under the heading "Intellectual Properties"on page 6 of the Prior Report and under the heading "Certain Relationships and Related Transactions," on page 17 of the Prior Report, the Registrant stated that "SDTD and SDID has a royalty free license to use 2 Canadian patents from Imperial Canadian Overseas Capital Corporation ("ICOC"). Mr. Ian Cheng Yi Feng, President and C.E.O of SDID, is a shareholder and director of ICOC. The license expires in December, 2011." These statements are erroneous.

The Registrant wishes to clarify both the content and the errors in translation from Chinese to English as follows:

Mr. Ian Cheng Yi Feng first explored energy savings software in 1999 for a Canadian company called Imperial Canadian Overseas Capital Corporation ("ICOC"). ICOC then sold and transferred the initial software technology it had to Shenzhen Baobo Industrial (now SDTD) pursuant to a Technology Transfer Agreement dated December 2001 for consideration of RMB$2 million. This is a transfer of technology, not patent. This agreement provided for a termination in December, 2011. This agreement was subsequently amended on January 3, 2003 to eliminate the termination date and changed the term to permanently effective. This agreement also provides that SDTD has the right to further develop this technology to create its own intellectual properties and SDTD has the right to transfer, trade, use and make it SDTD's patent. ICOC further declares and undertakes in this agreement that it has never applied and will never apply for any patent covering the initial software technology in any countries.

With this technology, SDTD put together the technicians and programmers and developed the chip set that is the heart of the intelligence control circuit

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board Switching System used in Starway's products. Subsequently, Mr. Cheng Ming, a shareholder and director of SDTD, applied for a patent in China covering this technology in April, 2003 and was granted preliminary approval of the patent by the Chinese intellectual property agency on September 19, 2003. All rights under such patent were then transferred to SDTD by Mr. Cheng Ming on December 19, 2003.

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 23, 2004, the Registrant announced its results for the quarter ended June 30, 2004. A copy of the press release is attached as an exhibit.

In addition, the Registrant wishes to clarify errors in translation in the press release from Chinese to English. The press release erroneously stated that the results were audited. The results, however, were not in fact audited but merely reviewed by the Registrant's auditors. Further, the press release stated that on August 25, 2004, the Registrant was to issue a convertible note. Such note, however, has already been issued and what was to occur on August 25, 2004 was the conversion of such note into common stock of the Registrant.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

On August 25, 2004, the Company issued 11,451,336 shares of common stock, in the aggregate, to EuroFaith Holdings, Inc.'s assignees and 3 individuals pursuant to a conversion of outstanding convertible notes held by EuroFaith Holdings, Inc. and the 3 individuals. This transaction was effected under Section 4(2) of the Securities Act of 1933, as amended and appropriate legends were affixed to the share certificate and other instruments issued in such transaction.


ITEM 9.    FINANCIAL STATEMENT AND EXHIBITS.

Exhibit
Number     Description
-------    -----------

 99.1      Press Release


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        China Energy Savings Technology, Inc.


                                        By: /s/ Lee Kam Man
                                            ---------------------------------
                                                      Lee Kam Man
                                                          CEO

Dated: August 27, 2004


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